               Schedule or Computation of Performance Quotations
                    Rice, Hall, & James Small Cap Portfolio

                                                                      Exhibit 16

1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period

                                                  Since Inception
                     One Year                        07/01/94
                     --------                        --------
               P   =  $1,000                          $1,000
               T   =  19.434%                         31.524%
               N   =    1.00 years                      2.34 years
               ERV =  $1,194                          $1,897
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               Schedule or Computation of Performance Quotations
                   Rice, Hall, James Small/Mid Cap Portfolio

                                                                      Exhibit 16


1. Cumulative Total Return (November 1, 1996 - April 30, 1997)

P(1+T)/N/=ERV

Where:   P   = a hypothetical initial payment of $1,000
         T   = average annual total return
         N   = number of years
         ERV = ending redeemable value at the end of the period

             Since Inception
         -----------------------
             11/01/96
         ------------

         P   =$1,000
         T   =2.382%
         N   =1 year*
         ERV =$1,024

         * Total Return for periods of less than one year is not annualized.